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Exhibits

     (11)  Computation of Earnings per common Share
           ----------------------------------------

     Primary earnings per share is computed by dividing net income, less dividends on preferred stock, by the weighted average common shares and average dilutive common share equivalents outstanding.

                                                       Three Months Ended              Twelve Months Ended
                                                           December 31,                     December 31,
                                                    -------------------------        -------------------------
                                                       1996           1995              1996           1995
                                                    ----------     ----------        ----------     ----------
                                                          (dollars in thousands, except per share data)
Primary

Average common shares outstanding                    4,513,643      4,507,671         4,511,819      4,446,076
Average common stock equivalents of warrants and
  options outstanding - based on the
  treasury stock method using market price              71,447         32,356            49,286         22,910
                                                    ----------     ----------        ----------     ----------
                                                     4,585,090      4,540,027         4,561,105      4,468,986
                                                    ==========     ==========        ==========     ==========
Net income                                          $    3,632     $    2,748        $   14,096     $   10,747
Less: Dividends on preferred stock                         (57)           (57)             (231)          (231)
                                                    ----------     ----------        ----------     ----------
                                                    $    3,575     $    2,691        $   13,865     $   10,516
                                                    ==========     ==========        ==========     ==========
Primary earnings per common share                   $      .78     $      .59        $     3.04     $     2.35
                                                    ==========     ==========        ==========     ==========

     Fully diluted earnings per share gives effect to the increase in the weighted average shares outstanding which would have resulted from conversion of the outstanding convertible debentures and to the related reduction in interest expense on an after-tax basis.


                                                       Three Months Ended              Twelve Months Ended
                                                           December 31,                     December 31,
                                                    -------------------------        -------------------------
                                                       1996           1995              1996           1995
                                                    ----------     ----------        ----------     ----------
                                                          (dollars in thousands, except per share data)
Fully diluted:

Average common shares outstanding                    4,513,643      4,507,671         4,511,819      4,446,076
Average common stock equivalents of warrants and
  options outstanding - based on the
  treasury stock method using market price              71,447         32,356            49,286         22,910
Convertible debenture common stock equivalents         237,600        237,600           237,600        296,512
                                                    ----------     ----------        ----------     ----------
                                                     4,822,690      4,777,627         4,798,705      4,765,498
                                                    ==========     ==========        ==========     ==========
Net income                                          $    3,632     $    2,748        $   14,096     $   10,747
Less: Dividends on preferred stock                         (57)           (57)             (231)          (231)
Plus: Convertible debenture interest,
      net of federal income tax effect                      35             36               140            160
                                                    ----------     ----------        ----------     ----------
                                                    $    3,610     $    2,727        $   14,005     $   10,676
                                                    ==========     ==========        ==========     ==========
Fully diluted earnings per common share             $      .75     $      .57        $     2.92     $     2.24
                                                    ==========     ==========        ==========     ==========